Exhibit 99 EXHIBIT 99

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Corel Corporation (the "Company") on Form 10-Q for the period ending February 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

I, Derek Burney, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 14, 2003

/s/ Derek Burney

Derek Burney

President and Chief Executive Officer

I, W. Martin Catto, Executive Vice President, Finance and Interim Chief Financial Officer the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 14, 2003

/s/ W. Martin Catto

W. Martin Catto

Executive Vice President, Finance and Interim Chief Financial Officer

Exhibit 99